Exhibit 99.1

FOR IMMEDIATE RELEASE

October 17, 2022

Airgain® Announces CFO

SAN DIEGO, California – October 17, 2022 – Airgain, Inc. (NASDAQ: AIRG), a leading provider of advanced wireless connectivity technologies and systems, today announced that xxxxxx

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About Airgain, Inc.

Airgain is a leading provider of advanced wireless connectivity technologies and systems used to enable high performance networking across a broad range of devices and markets, including consumer, enterprise, and automotive. Airgain’s mission is to connect the world through optimized integrated wireless solutions. Combining design-led thinking with testing and development, Airgain’s technologies are deployed in carrier, fleet, enterprise, residential, private, government, and public safety wireless networks and systems, including set-top boxes, access points, routers, modems, gateways, media adapters, portables, digital televisions, sensors, fleet tracking, in-vehicle networking, and asset tracking devices. Through its pedigree in the design, integration, and testing of high-performance wireless modules and antenna technology, Airgain has become a leading provider of integrated communications products that solve critical connectivity needs. Airgain is headquartered in San Diego, California, and maintains design and test centers in the U.S., U.K., and China. For more information, visit airgain.com, or follow us on LinkedIn and Twitter.

Airgain and the Airgain logo are trademarks or registered trademarks of Airgain, Inc.

Forward-Looking Statements

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Airgain Investor Contact

Matt Glover
Gateway Group, Inc.
+1 949 574 3860
AIRG@gatewayir.com

Airgain Media Contact

Brian Critchfield

VP, Global Marketing

bcritchfield@airgain.com

(760) 579-0200 x5412